As filed with the Securities and Exchange Commission on September 13, 2006

Registration Statement No. 333-126146

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HEALTHAXIS INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-2214195
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7301 North State Highway 161
Suite 300
Irving, Texas 75039
(972) 443-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John M. Carradine
Chief Executive Officer
7301 North State Highway 161
Suite 300
Irving, Texas 75039
(972) 443-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John B. McKnight Locke Liddell & Sapp LLP 2200 Ross Avenue, Suite 2200 Dallas, Texas 75201-6776 (214) 740-8000	J. Brent Webb Healthaxis Inc. 7301 North State Highway 161 Suite 300 Irving, Texas 75039 (972) 443-5000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.o

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. þ

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. o

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. o

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2006

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

2,277,777 Shares

HEALTHAXIS INC.

Common Stock
(Par Value $0.10 Per Share)
_______________________________

     This prospectus relates to the offer and sale from time to time of up to an aggregate of 2,277,777 shares of our common stock for the account of our shareholders named in this prospectus. Of these shares of common stock, a total of up to 55,555 shares of common stock may be issued upon the exercise of certain warrants to purchase our common stock. While we may receive cash if and when the warrants are exercised, we will not receive any of the proceeds from the sale of the shares of common stock.

     The shares are being registered to permit the selling shareholders to sell the shares of common stock from time to time in the public market or through privately negotiated transactions or otherwise. The selling shareholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution."

     We currently have effective registration statements on file with the Securities and Exchange Commission providing for the registration of the resale of approximately 913,341 outstanding shares of common stock and 3,160,343 shares of restricted common stock and shares of common stock issuable upon the conversion of outstanding shares of preferred stock or the exercise of outstanding warrants or options. The registration of the resale of such shares is in addition to the registration of the resale of the shares covered by the registration statement of which this prospectus forms a part. See "Risk Factors" on page 2 of this prospectus.

     Our common stock is listed for trading on The NASDAQ Capital Market under the trading symbol "HAXS." On September 8, 2006 the last reported sale price of our common stock on NASDAQ was $1.29 per share. The shares covered by this prospectus may be sold at market prices prevailing at the time of sale or at negotiated prices.

     You should read this entire prospectus, including the documents incorporated by reference, carefully before you invest.

     An investment in our common stock involves a high degree of risk. You should consider carefully the Risk Factors beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2006.

Information Contained In This Prospectus

     You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with additional or different information. The selling shareholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on the front of the document and that information incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. In this prospectus and any prospectus supplement, unless otherwise indicated, “Healthaxis,” “the Company,” “we,” “us” and “our” refer to Healthaxis Inc. and its subsidiaries and affiliates, and do not refer to the selling shareholders.

SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including "Risk Factors" and our consolidated financial statements incorporated by reference in this prospectus, before making an investment decision.

Healthaxis Inc.

     Healthaxis is a technology-enhanced provider of fully integrated solutions and services for health benefit administrators and health insurance claim processors. These solutions, which are comprised of software products and related business process services, are designed to assist health insurance payers and third party administrators provide enhanced services to members, employees, employers and providers at lower cost. These services are provided through the application of our flexible technology to legacy systems, either on a fully integrated or on an application service provider basis. These technology solutions are complemented by our business process outsourcing services, which are offered to our technology clients and on a stand-alone basis. Our business process outsourcing solutions include mailroom services and the automated capture, imaging, storage and retrieval of electronic claims, attachments, and related correspondence, in addition to rules-based claims pre-adjudication.

     Our principal executive offices are located at 7301 North State Highway 161, Suite 300, Irving, Texas 75039, and our telephone number at that address is (972) 443-5000. Our website is located at www.healthaxis.com. Information contained on our website is not part of this prospectus.

The Offering

     This prospectus relates to the offer and sale from time to time of up to an aggregate of 2,277,777 shares of our common stock for the account of our shareholders named in this prospectus. Of these shares of common stock, 2,222,222 shares were issued to Tak Investments, Inc. ("Tak Investments" or the "Investor") in a financing transaction closed on May 13, 2005. This financing transaction, which also included the issuance to Tak Investments of some warrants to purchase additional shares of our common stock (which additional shares are not the subject of the registration statement of which this prospectus forms a part), is more fully described below under the caption "Selling Shareholders - Material Relationships and Transactions with Selling Shareholders." The remaining 55,555 shares of our common to which this prospectus relates may be issued upon the exercise of some warrants issued as partial consideration for strategic and financial advisory services provided by TripleTree, LLC to the Company.

     The shares offered hereby are being registered to permit the selling shareholders to sell the shares of common stock from time to time in the public market or through privately negotiated transactions or otherwise. The selling shareholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution."

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the risks described in the section titled “Risk Factors” in our most recent annual report on Form 10-K, which has been filed with the SEC and is incorporated herein by reference along with any amendments or updates thereto reflected in subsequent filings with the SEC, and all the other information contained and incorporated by reference in this prospectus before investing in our common stock. The following discussion of risk factors, together with the risk factors that are incorporated herein by reference, reflect all of the risk factors of which we are currently aware that may be material to our business or your investment in our common stock. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

As a result of Tak Investments’ ability to substantially influence, or actually control, the outcome of common shareholder votes and to otherwise influence our business, some significant corporate actions could be taken or not taken depending on Tak Investments’ approval or disapproval, regardless of the views of our other common shareholders.

      Tak Investments currently owns 2,222,222 of our outstanding shares of common stock, representing 27% of the Company’s outstanding shares of common stock as of September 8, 2006, and beneficially owns 8,333,333, or 47% of the Company’s fully diluted shares of common stock. Further, if some warrants held by Tak Investments are fully exercised for the maximum number of shares of common stock provided thereunder, but no other common equivalents are exercised or converted into shares of common stock, Tak Investments would own 58% of the Company’s outstanding shares of common stock. Under Pennsylvania law and the Company’s articles of incorporation and bylaws, the ability to effect some fundamental changes in the Company or its business or to take other more routine actions only requires that the holders of a majority of the common shareholder votes cast approve the matter. Based upon Tak Investments’ ownership block, it will be able to exert substantial influence over, or actually control, the outcome of common shareholder votes. Furthermore, as long as Tak Investments owns 10% or more of the Company’s fully diluted shares of common stock, Tak Investments has the right to nominate one member to the Company’s Board of Directors, and as long as Tak Investments owns not less than the lesser of 25% of the Company’s fully diluted shares of common stock or 75% or more of the combined number of shares of common stock purchased or purchasable by Tak Investments, Tak Investments has the right to nominate two members to the Company’s Board of Directors (and the right to nominate three members in the event of the expansion of the Board of Directors to a size of more than nine members). As a consequence of Tak Investments’ representation on the Company’s Board of Directors, it is able to exert influence over the Company’s business.

Provisions of the Pennsylvania Business Corporation Law designed to protect the Company and its shareholders from some takeover transactions would not apply to any such transactions initiated by Tak Investments.

      The Pennsylvania Business Corporation Law (or PBCL) contains provisions designed to protect the company and its shareholders from some takeover transactions. Specifically, sections of the PBCL prohibit a person that acquires beneficial ownership of 20% or more of the voting power of a publicly held Pennsylvania corporation (such as Healthaxis), a so-called “interested shareholder,” from engaging in a business combination transaction with such a corporation, except in certain circumstances. A purpose of the statute is to prevent coercive second step transactions at an inadequate price to the other shareholders of the corporation. However, because our board of directors approved the transaction that we entered into with Tak Investments on May 13, 2005, the PBCL business combination statute will not prohibit a business transaction between us and Tak Investments. No such transaction has been proposed to date, however Tak Investments could initiate a takeover transaction involving us, and we would not be able to use the PBCL business combination statute to prevent such a transaction. Further, we have agreed with our preferred shareholders that we will not, for a period of time, establish a shareholder rights plan, “poison pill” or similar anti-takeover arrangements.

Our agreement with an affiliate of Tak Investments under which India-based services are provided to us exposes us some risks associated with procuring non-U.S. services.

      The Company is a party to a five-year Remote Resourcing Agreement with Healthcare BPO Partners L.P., a company affiliated with Tak Investments and owned by Mr. Sharad Tak. Healthcare BPO Partners provides India-based personnel and infrastructure that is utilized by the Company to provide business process outsourcing services and other software development and technical support services to support the Company’s operations. Although the Company directly manages these operations in accordance with its policies and procedures, these India-based operations are subject to the risks of non-US operations. For example, there is less government regulation in India than in the United States, and there may be more difficulty in enforcing Indian legal rights. Additionally, there is the possibility, although remote, of expropriation or confiscatory taxation, limitations on the removal of property or other assets, political or social instability, labor difficulties, or diplomatic developments that could affect operations in India. While these factors have not to date had a material adverse impact on our business, if an adverse event occurred, it could materially disrupt our business operations, jeopardizing our ability to meet our contractual obligations and lead to higher expenses.

The registration of the resale of a substantial number of shares of our common stock by the holders of our outstanding preferred stock, common stock, warrants and options, together with the registration of the resale of the shares of common stock issued to Tak Investments, as contemplated by this prospectus, entails some risks, including the fact that the sale of shares of our common stock in the public market, or the possibility of these sales, could depress or lower our stock price.

     We currently have effective registration statements on file with the Securities and Exchange Commission providing for the registration of the resale of a substantial number of our shares of common stock, and are registering for resale substantial additional shares issued to Tak Investments pursuant to the registration statement of which this prospectus is a part. Our currently effective registration statements (excluding the registration of which this prospectus forms a part) provide for the registration for resale of the following approximate number of shares of common stock, as of September 8, 2006 (none of which currently effective registration statements cover shares of common stock beneficially owned by Tak Investments or its affiliates):

o	913,341 outstanding shares of common stock;

o	740,401 shares of common stock issuable upon the conversion of outstanding shares of preferred stock;

o	1,060,020 shares of common stock issuable upon the exercise of outstanding warrants, most of which warrants are held by the holders of our preferred stock; and

o	1,359,922 shares of restricted common stock and common stock issuable upon the exercise of outstanding stock options granted under various employee and director stock plans.

     In light of the substantial number of shares our common stock that are currently registered for resale, a large number of shares of our common stock are eligible for sale into the public market. The sale of even a small portion of such shares in the public market, or the perception that such sales may occur, could depress or lower our stock price.

     WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the Commission at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

     Please call the Commission at 1-800-SEC-0330 for further information about the public reference facilities. This material may also be obtained from the Commission's worldwide web site at http://www.sec.gov. The address of the Commission's Internet site is provided solely for the information of prospective investors and is not intended to be an active link. Our outstanding common stock is listed on The Nasdaq Capital Market under the symbol "HAXS."

     We have filed a registration statement, of which this prospectus is a part, covering the common stock offered hereby. As allowed by Commission rules, this prospectus does not contain all the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF INFORMATION WE FILE WITH THE COMMISSION

     The Commission allows us to "incorporate by reference" some information we file with it into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. We incorporate by reference the documents listed below and future filings we will make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the offering of these shares is terminated:

o	our quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, filed with the Commission on May 12, 2006 and August 11, 2006, respectively;

o	our annual report on Form 10-K for the year ended December 31, 2005, filed with the Commission on March 29, 2006;

o	our current reports on Form 8-K filed with the Commission on January 11, 2006, March 24, 2006, May 11, 2006, May 15, 2006, August 1, 2006 and August 17, 2006; and

o	the description of our common stock contained in our current report on Form 8-K filed with the Commission on January 30, 2001.

     Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document which is also incorporated by reference modifies or supersedes that statement.

     You may obtain copies of all documents which are incorporated in this prospectus by reference (other than the exhibits to such documents which are not specifically incorporated by reference therein) without charge upon written or oral request to J. Brent Webb, Healthaxis Inc., 7301 North State Highway 161, Suite 300, Irving, Texas 75039, (972) 443-5000.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, beliefs, estimates and projections, as well as assumptions made by, and information currently available to, us. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements can generally be identified as such because the context of the statement may include words such as "expect," "believe," "anticipate" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. These statements are not guarantees of future performance, events or results and generally involve known and unknown risks, uncertainties and other facts that may cause our actual results, performance or achievements to be materially different from such forward-looking statements. The sections entitled “Risk Factors” beginning on page 2 of this prospectus, and “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in our Annual Report and Quarterly Reports contain a discussion of some of the risks and other factors that could contribute to those differences. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

     The selling shareholders will receive all of the proceeds from the sale of the shares of our common stock offered under this prospectus and we will not receive any proceeds from the sale of those shares. We may, however, receive cash if and when warrants relating to some of the shares of our common stock offered under this prospectus are exercised.

SELLING SHAREHOLDERS

     This prospectus relates to the sale of up to 2,277,777 shares of our common stock for the selling shareholders named in the table below. A total of up to 55,555 of shares of the common stock are issuable to the selling shareholders upon the exercise of warrants to purchase our common stock. We are registering the shares in order to permit the selling shareholders to offer these shares for resale from time to time.

     The information provided below with respect to the selling shareholders has been obtained from the selling shareholders and is current as of September 8, 2006.

     Because the selling shareholders may sell none, all or some portion of the shares of common stock owned by them, we cannot estimate the number of shares of common stock that will be beneficially owned by the selling shareholders after this offering. In addition, the selling shareholders may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the selling shareholders provided the information regarding the shares of common stock owned by them, all or a portion of the shares of common stock owned by them in transactions exempt from the registration requirements of the Securities Act of 1933, as amended.

      Except as indicated, the selling shareholders are neither broker-dealers nor affiliates of broker-dealers.

Name of Selling Shareholder	Shares of Common Stock Owned Before the Offering (1)	Shares of Common Stock Offered		Shares of Common Stock Owned After the Offering (3)	Percentage of Common Stock Owned After the Offering (3)

Sharad K. Tak	5,555,556	2,222,222	(2)	3,333,334	*
c/o Tak Investments, Inc.
400 Professional Drive,
Suite 420
Gaithersburg, MD 20879

Kevin R. Green(4)	32,944	24,444		8,500	*

David A. Henderson(4)	32,944	24,444		8,500	*

Scott Tudor(4)	9,667	6,667		3,000	*

_______________
* Less than 1%.

(1)	Sharad Tak’s number of shares includes 2,222,222 outstanding shares of common stock and warrants to purchase 3,333,334 shares of common stock exercisable within 60 days, but excludes warrants to purchase up to 2,777,777 additional shares of common stock that are contingent on the Company compelling the exercise thereof or the exercise by Tak Investments of other warrants. Note that Sharad Tak is not currently deemed to be the beneficial owner of all of the shares of common stock for which his warrants may be exercised, because the warrants cannot be exercised in full within 60 days, without other conditions set forth in the warrants being met. The number of shares for the other selling shareholders represents the number of shares of common stock that would be obtained by them if they exercised in full warrants granted to them. These warrants were originally granted to TripleTree, LLC as partial compensation for financial advisory services performed with respect to the June 2004 transaction in which the terms of our preferred stock were modified and also the May 2005 investment by Tak Investments. These warrants were subsequently transferred to the named individuals. For further information about our relationships and transactions with Tak Investments and TripleTree, LLC, see "-Material Relationships and Transactions with Selling Shareholders" below.

(2)	We are only registering the shares of common stock already issued to Tak Investments.

(3)	We have determined the number and percentage of shares of common stock owned after the offering by assuming that each of the selling shareholders will sell all of its shares being offered pursuant to this prospectus, but will not sell any other shares that they own. In fact, the selling shareholders may sell none, all or some portion of their holdings.

(4)	Each of these individuals is an affiliate of a broker-dealer, acquired the securities in the ordinary course of business, and at the time of the acquisition of the securities, did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

Material Relationships and Transactions with Selling Shareholders

     Set forth below is information regarding the respective selling shareholders' positions, offices or other material relationships with us within the past three years.

Arrangements with Tak Investments

     Following approval by the Company’s common shareholders, on May 13, 2005 the Company closed a financing transaction (the “Securities Transactions”) with Tak Investments, which is a Delaware corporation owned by Mr. Sharad Tak. The following summary provides a materially complete description of the following transaction agreements: (i) the Purchase Agreement with the Investor, (ii) the forms of each Warrant, (iii) the Investor Rights Agreement with the Investor, (iv) the Registration Rights Agreement with the Investor, and (v) the Remote Resourcing Agreement with Healthcare BPO Partners, L.P., an affiliate of the Investor. For a complete copy of each of the foregoing transaction agreements, readers are referred to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 17, 2005.

The Purchase Agreement

     The Purchase Agreement, by and among the Company and the Investor, provided for the issuance at the closing of the Securities Transactions (the "Closing") to the Investor of 2,222,222 shares of common stock at a per share purchase price of $2.25 and warrants exercisable for up to an additional 6,111,111 shares of the common stock (collectively, the "Warrants").

     The Purchase Agreement contains representations and warranties by each of the Company and the Investor consistent with those typically found in a securities purchase agreement, and also contains a number of covenants binding upon the Company, including:

o	the timely filing of any reports required by the Securities Exchange Act of 1934, as amended,

o	the listing of the shares of common stock, including shares issuable upon the exercise of the Warrants, on Nasdaq and the reservation for issuance of such shares by the Company, and

o	a prohibition of offers or sales by the Company of any security under circumstances that would require registration of the original issuance of the common stock, the Warrants, or the underlying common shares.

     The obligation of the Company and the Investor to effect the closing of the Securities Transactions pursuant to the Purchase Agreement was conditioned on the satisfaction or waiver of certain conditions, all of which were either satisfied or waived on or before the Closing.

     In general, each of the parties to the Purchase Agreement paid its own fees and expenses relating to the Securities Transactions. However, the Company paid $375,000 to the Investor at the Closing with respect to certain of the Investor’s fees and expenses.

     The Company has agreed to indemnify the Investor for any losses it suffers as a result of the Company’s breach of any representation, warranty, covenant or agreement made by or to be performed by the Company under the Purchase Agreement.

     The parties have agreed to submit any dispute arising under the transaction documents to arbitration.

The Warrants

     Three different forms of Warrant were issued at the Closing. Warrant #1 has an initial exercise price of $2.25 per share. Warrant #1 is exercisable at the option of the holder for up to 2,222,222 shares of common stock from the date of Closing until the second anniversary of the effective date of registration of the shares of common stock issuable upon exercise of Warrant #1 (the “Expiration Date”). Inasmuch as the Company has not yet filed with the Securities and Exchange Commission the registration statement relating to the registration of the shares of common stock issuable pursuant to Warrant #1, as of the date of this Prospectus it is not yet possible to know the exact "Expiration Date" of Warrant #1 or the date through which the holder may exercise, or the Company may compel the exercise, of Warrant #1. Warrant #1 is exercisable from time to time in whole or in part.

     The Company has the right to compel the holder of Warrant #1 to exercise Warrant #1 with respect to not more than 2,222,222 shares of common stock at any time during the period commencing six months after the date of Closing and ending on the Expiration Date if, and only if:

o	at the time of the exercise, there is no litigation pending or to the Company's knowledge, threatened, such that a loss contingency in excess of $1.0 million is required, exclusive of amounts reasonably expected to be paid by the Company's insurance company;

o	the Company uses the proceeds of the compelled exercise to effectuate an acquisition or another business purpose approved by the Board of Directors;

o	at the time of the exercise, the Company is not the subject of bankruptcy or similar proceedings; and

o	the Board of Directors, including the Investor’s designee(s) then serving on the Board of Directors, unanimously agrees to compel exercise of Warrant #1.

     The Company has the right to compel the holder of Warrant #1 to exercise Warrant #1 with respect to not more than an additional 1,111,111 shares of common stock at any time during the period commencing on the date of Closing and ending on the Expiration Date if, and only if:

o	at the time of the exercise, there is no litigation pending or to the Company's knowledge, threatened, such that a loss contingency in excess of $1.0 million is required, exclusive of amounts reasonably expected to be paid by the Company's insurance company;

o	at the time of the exercise, the Company is not the subject of bankruptcy or similar proceedings;

o	the Company uses the proceeds of the exercise to effectuate an acquisition of another entity or for another business purpose approved by the Company's Board of Directors; and

o	the Board of Directors, including the Investor’s designee(s) then serving on the Board of Directors, unanimously agrees to compel exercise of Warrant #1.

     Warrant #2 is exercisable for 555,556 shares of common stock, plus one additional share of common stock for each four shares of common stock purchased pursuant to Warrant #1 described above, for an aggregate of up to 1,388,889 shares of common stock. Warrant #2 has an initial exercise price of $2.70 per share. Warrant #2 is exercisable at the option of the holder from the date of Closing until the third anniversary thereof. Warrant #2 is exercisable from time to time in whole or in part.

     Warrant #3 is exercisable for 555,556 shares of common stock, plus one additional share of common stock for each four shares of common stock purchased pursuant to Warrant #1 described above, for an aggregate of up to 1,388,889 shares of common stock. Warrant #3 has an initial exercise price of $3.15 per share. Warrant #3 is exercisable at the option of the holder from the date of Closing until the fourth anniversary thereof. Warrant #3 is exercisable from time to time in whole or in part.

     Warrants #2 and #3 have a cashless exercise feature, permitting the holder, in lieu of paying the exercise price, to surrender the Warrant for a number of shares of common stock determined by multiplying the number of shares of common stock underlying the Warrant by a fraction based on the exercise price of the Warrant and the current market value of the common stock. However, the cashless exercise feature can only be used by the holder after the first anniversary of the date of Closing (the second anniversary for Warrant #3) and only to purchase 10% of the shares of common stock covered thereby, and if (i) Warrant #1 has been exercised for at least $5.0 million; (ii) the Company’s common stock does not trade, at any time during the 12-month period immediately prior to the exercise date, at a daily market price greater than $3.50 per share for 20 trading days during any consecutive 30 trading day period; an d (iii) if the Company’s average annual sales growth rate for the two fiscal years immediately prior to the exercise date is less than 15%.

     The exercise price and number of covered shares of common stock for each of the three Warrants will be subject to adjustment upon a common stock split, reclassification, recapitalization, exchange, reorganization, merger, consolidation, the distribution of evidences of indebtedness or assets to the common shareholders or other similar corporate event.

The Investor Rights Agreement

     Pursuant to the Investor Rights Agreement, the Investor agreed to certain transfer restrictions on its purchased shares of common stock and the Warrants and shares of common stock underlying the Warrants (the “Restricted Securities”), and the Company agreed to certain limited restrictions on its future activities and to making certain nominations to its Board of Directors. Certain of these transfer restrictions expired on the first anniversary of the Closing.

     The Company (and its designee) has a right of first refusal on any proposed transfer after the first anniversary of the Closing and until the Investor owns less than 10% of the common stock on a fully-diluted basis, to the extent that such transfer would result in the transferee owning 1,000,000 or more shares of common stock. If the Investor wants to engage in any such transaction, it must first give written notice to the Company, and the Company will have 15 business days from receipt of the notice to elect to purchase all (but not less than all) of the offered securities at the same price and subject to the same terms and conditions as set forth in the notice to the Company. If the Company or its designee does not exercise the right of first refusal, the Investor may complete the transfer of the Restricted Securities.

     Transfers of the Restricted Securities are only subject to restrictions imposed by applicable state or federal securities laws, and are not restricted by the terms of the Investor Rights Agreement, except for the Company’s right of first refusal described above.

     The Company has agreed with the Investor that through the period ending on the earlier of the Expiration Date of Warrant #1 and the date on which the Investor beneficially owns neither (i) at least 10% of the Company's common stock on a fully-diluted basis, nor (ii) 75% or more of the combined number of shares of common stock purchased under the Purchase Agreement and issued or issuable under the Warrants, the Company will not take any of the following actions without the Investor's consent:

o	sell a substantial portion of assets or stock, or consummate any consolidation or merger of the Company with another entity, or any material acquisition of or by the Company,

o	transfer operational, managerial or voting control of the Company,

o	create any equity or convertible debt security senior to the common stock,

o	repurchase or redeem any shares of the Company's Series A Convertible Preferred Stock,

o	enter into a new line of business or effect a material change in the nature of the Company’s business, or

o	enter into any contract, agreement, understanding or arrangement relating to business operational activities conducted by the Company or its affiliates outside of the Untied States.

     The Company has also agreed to certain representation on its Board of Directors for the Investor. Upon the Closing, and as long as the Investor owns not less than the lesser of (i) 25% of the Company’s common stock on a fully-diluted basis or (ii) 75% or more of the number of shares of common stock purchased under the Purchase Agreement and issued or issuable upon exercise of the Warrants, the Company has agreed to cause two of Investor's designees to be nominated to the Board of Directors, to include such designees in the Company’s annual proxy statements, to use its reasonable best efforts to cause such designees to be elected to the Board of Directors, and to allow Investor the right to designate one person to be an observer at all board meetings (the Investor’s initial designated observer is Mr. Tak). In accordance with the terms of the Investor Rights Agreement, the Investor designated and the Company’s shareholders elected, one additional member to the Board of Directors. Currently, the Investor has not appointed a second designee. If the Investor's security ownership in the Company falls below the requirement described above, but remains at or above 10% of the Company's common stock on a fully-diluted basis, then the Investor will only have the right to designate one board member, and no observer rights. If the total number of directors is fixed at a number greater than nine, then the Investor will be entitled to appoint a third designee, subject to the security ownership requirements described above.

     Pursuant to the Investor Rights Agreement, until 18 months after the Closing, the Investor will have the right to purchase up to 50% of any equity securities offered by the Company less the amount purchased by other currently existing holders of rights of first offer. If the Company wants to engage in any such transaction, it must first give written notice to the Investor, who will have 5 business days from receipt of the notice to elect to purchase its portion of the offered securities at the same price and subject to the same terms and conditions as set forth in the notice to the Investor. If the Investor does not purchase its portion of the securities so offered, the Company can proceed with the offer and sale of the securities to a third party.

The Registration Rights Agreement

     The Company has filed the registration statement on Form S-3 of which this prospectus forms a part for the resale of all 2,222,222 shares of common stock issued to the Investor at the Closing. The Company believes it has used its best efforts to have this registration statement declared effective, although a substantial period of time has elapsed since the Closing of the Securities Transactions. The Company’s initial filing of this registration statement with the Commission sought to register the resale of both the 2,222,222 shares of common stock issued to the Investor at the Closing and the shares of common stock issuable to the Investor upon exercise of the Warrants. The Commission raised certain objections to the registration in this registration statement of the shares of common stock issuable upon exercise of the Warrants, which the Company promptly brought to the attention of the Investor. The Company and the Investor have discussed this situation, but have not amended the terms of the registration rights agreement, even though such agreement requires that the Company shall have used its best efforts to cause this registration statement to have been declared effective by the Commission within 120 days of the initial filing of this registration statement with the Commission. As a result, the Company is continuing to use its best efforts to have this registration statement declared effective as promptly as possible, and expects to continue to use its best efforts to register for resale all shares issuable upon exercise of the Warrants. The 2,222,222 shares of common stock issued to the Investor at the Closing (the registration of the resale of which is covered by the registration statement of which this prospectus forms a part) and the shares of common stock issuable upon exercise of the Warrants are collectively referred to below as the "registrable securities." The Company is required to keep the registration statements covering the registrable securities effective until all of the registrable securities can be sold under applicable law without the use of a registration statement.

     The holders of registrable securities also have “piggyback” registration rights, meaning that if the Company files a registration statement with the SEC relating to an underwritten public offering, the Company will send a notice to holders of registrable securities that it intends to file such a registration statement, and the holders can request that their registrable securities be included in the registration statement, and the Company will use its reasonable best efforts to include their registrable securities in the registration statement unless the underwriter of the offering determines that the inclusion of the registrable securities will materially adversely affect the related offering.

     The Registration Rights Agreement provides that the Company follow certain procedures in connection with its registration obligations, including the following:

o	five business days prior to the filing of a registration statement, the Company will furnish to the holders, their attorney and any managing underwriter, copies of all documents proposed to be filed, which will be subject to their review,

o	the Company will not file a registration statement or any prospectus or any amendments or supplements thereto to which holders of a majority of the registrable securities reasonably object,

o	the Company will file any amendments to a registration statement as necessary to keep it continuously effective, and respond within 10 business days to any comments of the SEC on a registration statement,

o	the Company will notify the holders of registrable securities and their attorney and any underwriter when filings are made, when the SEC notifies the Company whether there will be a “review” of a registration statement, when a registration statement or post-effective amendment thereto becomes effective, and of certain other matters,

o	the Company will provide copies of each registration statement and prospectus to each holder,

o	the Company will supplement and amend each registration statement and prospectus as necessary,

o	the Company will cause all registrable securities to be listed on Nasdaq, and

o	the Company may exclude from each registration statement any holder who does not provide the information required by law to be disclosed in the registration statement within a reasonable time after receiving such request.

     The Registration Rights Agreement provides that the Company may by written notice require that the holders immediately cease sales of registrable securities at any time that (i) the Company becomes engaged in a business activity or negotiation which is not disclosed in a registration statement which the Company reasonably believes must be disclosed and which the Company desires to keep confidential for business purposes, (ii) the Company determines that a particular disclosure determined to be required to be disclosed therein would be premature or would materially adversely affect the Company, or (iii) the registration statement or related prospectus can no longer be used under the existing rules and regulations for the Securities Act. The Company will use its commercially reasonable best efforts to ensure that use of each registration statement may be resumed as soon as practicable.

     The Company has indemnified each holder from any losses and expenses related to material misstatements or omissions from a registration statement. The holders have indemnified the Company for any losses related to information they provide to the Company and that it must include in a registration statement. If such indemnification is found to be contrary to public policy, then the indemnifying party shall contribute to the amount paid by such indemnified party an amount in such proportion as is appropriate to reflect the relative fault of the indemnifying party in such losses as well as any other relevant equitable considerations.

     The expenses associated with such registration obligations, other than transfer taxes and selling commissions, will be borne by the Company.

Remote Resourcing Agreement

     A subsidiary of Healthaxis entered into the Remote Resourcing Agreement ("Resourcing Agreement") with Healthcare BPO Partners, L.P., an affiliate of the Investor controlled by Mr. Tak, with operations in India. The Resourcing Agreement allows the Company to take advantage of lower cost remote resources to provide operational scalability, redundancy and capacity. Healthcare BPO Partners provides personnel resources and supporting infrastructure to the Company using its existing and future operations in India and in the United States. Healthcare BPO Partners provides a production center facility and personnel that is utilized by the Company to perform data capture and other claims front-end business processing services, and technical and professional personnel resources that will be used by the Company in support of various functions.

     During the term of the Resourcing Agreement, Healthcare BPO Partners will be the Company's exclusive provider of data capture services outside of the United States, except for the Company's existing Jamaica operations. Healthcare BPO Partners will invoice the Company monthly at agreed-upon rates, subject to annual increases. Under the terms of the Resourcing Agreement, all functions must be provided at globally competitive rates and meet quality and service level standards that are consistent with quality and service level standards Healthaxis is required to maintain for its customers. If the Company believes that it could obtain services similar to those provided by Healthcare BPO Partners from an unaffiliated third party provider at a significantly lower price, then the parties agree to work together in good faith to amend the Resourcing Agreement to provide for the establishment of additional offshore process ing facilities, at a reasonably competitive price.

     The Resourcing Agreement is for an initial five-year term. By giving prior written notice not less than six months prior to the expiration date of the initial term, either party has the right to negotiate in good faith, during a 60-day period, the terms and conditions upon which the term of the Resourcing Agreement may be extended for a period of five years following the expiration date of the initial five year term. If the parties are unable to reach an agreement, the Resourcing Agreement will expire. If either party commits a material breach of the Resourcing Agreement and does not cure it within 30 days after written notice, the non-breaching party may terminate the Resourcing Agreement. If the breach is of the type that cannot be cured within 30 days, then the breaching party must promptly proceed to commence curing the breach. The Resourcing Agreement may be terminated either in whole or in part with 180 da ys prior written notice if there are changes in applicable law that frustrate the essential purpose of the Resourcing Agreement. In addition, if Tak Investments neither owns in the aggregate 25% or more of the common stock on a fully-diluted basis, nor owns 75% or more of the combined number of shares of common stock purchased at the Closing of the Securities Transactions and shares of common stock issued or issuable upon exercise of the Warrants, then the Resourcing Agreement may be terminated by Healthaxis. On any event of termination or expiration of the Resourcing Agreement, Healthaxis is entitled to certain transition assistance and to continue to receive the resource services through the transition period.

     The parties indemnify each other for certain breaches regarding the protection of proprietary information, infringement of other persons' proprietary rights, and certain claims by government regulators or agencies.

Arrangements with TripleTree, LLC

     On October 1, 2003, the Company retained TripleTree, LLC to provide strategic advisory services and act as the Company’s exclusive financial advisor in connection with the consideration of certain transactions. Under the terms of the engagement letter, TripleTree had the exclusive right to represent the Company from October 1, 2003 through October 1, 2004 (the “Exclusive Period”). The agreement terminated on October 1, 2004, although TripleTree retained the right to receive specified fees in the event that the Company thereafter completed certain transactions.

     As the Company’s exclusive agent, TripleTree provided certain types of services, including the following:

o	conducting such investigation and analysis as TripleTree considered appropriate with respect to the business and operations of the Company and of the industry and markets that it serves;

o	working with the Company’s management to evaluate the Company’s strategic alternatives to maximize shareholder value; and

o	assisting in negotiations with general parties.

     In consideration for TripleTree’s services, the Company agreed to pay TripleTree fees of $60,000 plus a success fee in certain circumstances. In connection with the Closing of the Securities Transactions with the Investor, the Company paid TripleTree a success fee of $125,000 and warrants covering 55,555 shares of common stock. These warrants were issued on the date of the Closing of the Securities Transactions, May 13, 2005, have an exercise price of $2.25 per share, are exercisable at any time from May 13, 2005 through May 13, 2015, and have a cashless exercise feature if certain conditions are met. These warrants were transferred by TripleTree to Messrs. Green, Henderson and Tudor, and the shares of common stock subject to such warrants are being offered by Messrs. Green, Henderson and Tudor under this prospectus. In the event that the Investor exercises Warrant #1, then the Company has agreed to pay TripleTree an additional success fee equal to 2.5% of the proceeds received upon exercise of Warrant #1 and also warrants covering 2.5% of the number of shares issued in connection with such exercise (up to a maximum warrant coverage of 19,444 shares).

     In addition to the foregoing arrangements, TripleTree also rendered an opinion to the Company’s board of directors as to whether the preferred stock modification transaction between the Company and the holders of its Series A Convertible Preferred Stock in June 2004 was fair, from a financial point of view, to the Company and to its common shareholders. Pursuant to the terms of the Company’s engagement letter with TripleTree relating to this transaction, the Company paid TripleTree a fairness opinion fee of $100,000, $20,000 of which was paid at the time of the execution of the engagement letter and $80,000 of which was payable upon TripleTree’s delivery of its fairness opinion to the Company’s board of directors. The Company also issued to TripleTree warrants (which were subsequently transferred to Messrs, Green, Henderson and Tudor) providing for the purchase of 20,000 shares of common stock at an exercise price of $5.50 per share, which expire on June 30, 2009. The Company also agreed to reimburse TripleTree its reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel in an aggregate amount not to exceed $5,000, and to indemnify TripleTree and related persons against liabilities arising out of its engagement. Payment of the fairness opinion fee to TripleTree was not contingent upon the closing of the preferred stock modification transaction.

PLAN OF DISTRIBUTION

     We are registering the shares of common stock on behalf of the selling shareholders. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by our company, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock, which will be borne by the selling shareholders. We have also agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Sales of shares of common stock may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq, in the over-the-counter market, in privately negotiated transactions, through put or call options transactions relating to the shares of common stock, through short sales of shares of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices, and by using any other method permitted pursuant to applicable law. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares of common stock by the selling shareholders.

     The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares of common stock or of securities convertible into or exchangeable for the shares of common stock in the course of hedging positions they assume with the selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the shares of common stock offered by this prospectus, which the broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

     The selling shareholders may make these transactions by selling shares of common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling shareholders and/or the purchasers of shares of common stock for whom these broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling shareholders may from time to time pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 modifying the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

     The selling shareholders and any broker-dealers that act in connection with the sale of shares of common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by these broker-dealers or any profit on the resale of the shares of common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

     The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     Because the selling shareholders may be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders may be subject to the prospectus delivery requirements of the Securities Act. Our company has informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act and other applicable Exchange Act rules will apply to their sales in the market. In addition, our company has made copies of this prospectus available to the selling shareholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

     The selling shareholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of Rule 144.

     Upon our company being notified by a selling shareholder that a material arrangement has been entered into with a broker-dealer for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

o	the name of each selling shareholder and of the participating broker-dealer(s);

o	the number of shares of common stock involved;

o	the initial price at which shares of common stock were sold;

o	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

o	that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

o	other facts material to the transactions.

     In addition, upon our company being notified by a selling shareholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed.

LEGAL MATTERS

     Locke Liddell & Sapp LLP, Dallas, Texas, has passed upon the validity of the common stock offered under this prospectus.

EXPERTS

     The consolidated financial statements of Healthaxis Inc. appearing in Healthaxis Inc.'s Annual Report (Form 10-K) as of and for the years ended December 31, 2005 and 2004, have been audited by McGladrey & Pullen, LLP, independent registered public accounting firm, and for the year ended December 31, 2003, by Ernst & Young LLP, independent registered public accounting firm, as set forth in their respective reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The fees and expenses to be paid by us in connection with the offer of the securities being registered hereby are estimated as follows:

Registration fee	$1,852
Legal fees and expenses	32,000
Accounting fees and expenses	22,500
Miscellaneous	2,000	*

Total	$58,352

___________ * Estimated

Item 15. Indemnification of Directors and Officers.

     Healthaxis is incorporated under the laws of the Commonwealth of Pennsylvania. Section 1741 of the Pennsylvania Business Corporation Law ("PBCL") empowers a Pennsylvania corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 of the PBCL empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation or enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that indemnification will not be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless there is a judicial determination that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1743 of the PBCL provides that to the extent that a representative of a corporation has been successful on the merits or otherwise in defense of any action or proceeding, or in defense of any claim, issue or matter in such action or proceeding, he or she will be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with such action or proceeding.

     Section 1745 of the PBCL provides that expenses, including attorneys’ fees, incurred in defending an action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding on receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

     Section 1746 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of the PBCL will not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. However, Section 1746 also provides that such indemnification will not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Healthaxis provides for indemnification of its directors and officers pursuant to Article 14 of its Amended and Restated Articles of Incorporation and Article IV of its Bylaws. Article 14 of Healthaxis' Amended and Restated Articles of Incorporation and Article IV of Healthaxis' Bylaws provide in effect that, unless prohibited by applicable law, Healthaxis will indemnify directors and officers against all expenses, including attorney's fees, judgments, fines and amounts paid in settlement incurred in connection with any actions or proceedings, subject to some limitations in the case of actions by directors and officers against Healthaxis. Under Article IV, Healthaxis will also advance amounts to any director or officer during the pendency of any actions or proceedings against expenses incurred in connection with the actions or proceedings, provided that, if required by law, Healthaxis receives an undertaking to repay the amount advanced if it is ultimately determined that the person is not entitled to be indemnified under Article IV. The indemnification provided for in Article IV is in addition to any rights to which any director or officer may otherwise be entitled. Article IV of Healthaxis' Bylaws also provides that the right of a director or officer to indemnification and advancement of expenses will continue for a person who has ceased to be a director or officer of the Company, and inure to the benefit of the person’s heirs, executors and administrators.

     As authorized by Article 14 of its Amended and Restated Articles of Incorporation, Healthaxis has purchased directors' and officers' liability insurance policies indemnifying its directors and officers and the directors and officers of its subsidiaries against claims and liabilities, with stated exceptions, to which they may become subject by reason of their positions with Healthaxis or its subsidiaries as directors and officers.

SEC Position on Indemnification

     As stated above, under our articles of incorporation, our directors and officers are indemnified against some causes of action. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 19, 2003).

4.2	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 30, 2001).

4.3	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 19, 2003).

4.4	Investor Rights Agreement dated as of May 13, 2005 between Healthaxis Inc. and Tak Investments, Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on May 17, 2005).

4.5	Registration Rights Agreement dated as of May 13, 2005 between Healthaxis Inc. and Tak Investments, Inc. (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on May 17, 2005).

*5.1	Opinion of Locke Liddell & Sapp LLP.

10.1	Stock and Warrant Purchase Agreement dated as of February 23, 2005, between Healthaxis Inc. and Tak Investments, Inc. (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 17, 2005).

10.2	Warrant (#1) executed by Healthaxis Inc. in favor of Tak Investments, Inc. for up to 3,333,333 common shares (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on May 17, 2005).

10.3	Warrant (#2) executed by Healthaxis Inc. in favor of Tak Investments, Inc. for up to 1,388,889 common shares (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on May 17, 2005).

10.4	Warrant (#3) executed by Healthaxis Inc. in favor of Tak Investments, Inc. for up to 1,388,889 common shares (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on May 17, 2005).

10.5	Remote Resourcing Agreement dated as of May 13, 2005 between Healthaxis Ltd. and Healthcare BPO Partners, L.P. (incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K filed on May 17, 2005).

*23.1	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1).

*23.2	Consent of McGladrey & Pullen LLP, Independent Auditors.

*23.3	Consent of Ernst & Young LLP, Independent Auditors.

+24.1	Power of Attorney.

__________________
* Filed herewith.
+ Previously filed.

Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the effective Registration Statement;

provided, however, that subparagraphs (i), (ii) and (iii) shall not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant

pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on September 13, 2006.

HEALTHAXIS INC.

By:	/s/ John M. Carradine

John M. Carradine Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

	Signatures	Title	Date

	/s/ John M. Carradine	Chief Executive Officer	September 13, 2006
and Director
	John M. Carradine	(Principal Executive Officer)

	/s/ Ronald K. Herbert	Chief Financial Officer	September 13, 2006
(Principal Financial and Accounting Officer)
Ronald K. Herbert

	*	Chairman of the Board	September 13, 2006

James W. McLane

	*	Director	September 13, 2006

James J. Byrne

	*	Director	September 13, 2006

Thomas L. Cunningham

	*	Director	September 13, 2006

Adam J. Gutstein

	*	Director	September 13, 2006

Kevin F. Hickey

*By:	/s/ John M. Carradine

John M. Carradine
Attorney-In-Fact

EXHIBIT INDEX

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 19, 2003).

4.2	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 30, 2001).

4.3	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 19, 2003).

4.4	Investor Rights Agreement dated as of May 13, 2005 between Healthaxis Inc. and Tak Investments, Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on May 17, 2005).

4.5	Registration Rights Agreement dated as of May 13, 2005 between Healthaxis Inc. and Tak Investments, Inc. (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on May 17, 2005).

*5.1	Opinion of Locke Liddell & Sapp LLP.

10.1	Stock and Warrant Purchase Agreement dated as of February 23, 2005, between Healthaxis Inc. and Tak Investments, Inc. (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 17, 2005).

10.2	Warrant (#1) executed by Healthaxis Inc. in favor of Tak Investments, Inc. for up to 3,333,333 common shares (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on May 17, 2005).

10.3	Warrant (#2) executed by Healthaxis Inc. in favor of Tak Investments, Inc. for up to 1,388,889 common shares (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on May 17, 2005).

10.4	Warrant (#3) executed by Healthaxis Inc. in favor of Tak Investments, Inc. for up to 1,388,889 common shares (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on May 17, 2005).

10.5	Remote Resourcing Agreement dated as of May 13, 2005 between Healthaxis Ltd. and Healthcare BPO Partners, L.P. (incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K filed on May 17, 2005).

*23.1	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1).

*23.2	Consent of McGladrey & Pullen, LLP, Independent Auditors.

*23.3	Consent of Ernst & Young LLP, Independent Auditors.

+24.1	Power of Attorney.

__________________
* Filed herewith.
+ Previously filed.